Exhibit 99.1


                         First Savings Bank of Virginia
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of First Savings Bank of Virginia, a Virginia-chartered savings association (the "Bank"), to be held at ________________________, ________, Virginia, on ________ __, 2000 at
_____ _.m., local time, or any adjournments thereof, for the following purposes:

         1. To approve the Agreement and Plan of Reorganization, made and entered into as of March 31, 2000, by and between the Bank, Southern Financial Bancorp, Inc. and Southern Financial Bank ("SFB"), and a related Plan of Merger, which provides for the Bank to be merged with and into SFB. The Reorganization Agreement is enclosed with the accompanying Proxy Statement/Prospectus as Appendix A.

                      [  ] FOR          [  ] AGAINST         [  ] ABSTAIN


         2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.


_____________________________________      _____________________________________
           Printed Name                                  Signature


                                           _____________________________________
                                                         Signature

                                           Dated:   ___/___/00

                                           (If signing as Attorney,
                                           Administrator, Executor, Guardian or
                                           Trustee, please add your title as
                                           such.)

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY